SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

CERUS CORPORATION

(Name of Registrant as Specified In Its Charter)

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CERUS CORPORATION

2550 Stanwell Dr.

Concord, CA 94520

AMENDMENT NO. 1 TO THE PROXY STATEMENT FOR THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 7, 2017

EXPLANATORY NOTE

The following information supplements and amends the definitive proxy statement (the “Proxy Statement”) of Cerus Corporation (the “Company”) originally filed with the Securities and Exchange Commission (“SEC”) on April 28, 2017 in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Company’s 2017 Annual Meeting of Stockholders and at any adjournment thereof (the “Annual Meeting”). The Annual Meeting is scheduled to be held on Wednesday, June 7, 2017 at 9:00 a.m. local time at the Company’s principal executive offices, located at 2550 Stanwell Drive, Concord, California 94520.

This Amendment No. 1 to the Proxy Statement (this “Amendment”) is being filed for the sole purpose of including the “Outstanding Equity Awards at Fiscal Year-End” table that was inadvertently omitted from the Proxy Statement, as originally filed with the SEC on April 28, 2017. No other changes have been made to the Proxy Statement, and this Amendment has not been updated to reflect events occurring subsequent to the filing of the Proxy Statement. Capitalized terms used in this Amendment and not otherwise defined have the meaning given to such terms in the Proxy Statement.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS AMENDMENT AND THE INFORMATION SET FORTH BELOW SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

CHANGE TO PROXY STATEMENT

The Proxy Statement is hereby amended and supplemented to include the following information:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows for the fiscal year ended December 31, 2016, certain information regarding outstanding equity awards at fiscal year-end for the named executive officers.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2016

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) Exercisable		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
William M. Greenman	30,000	—		8.73	9/30/2017	67,500	(2)	293,625
	40,000	—		4.19	9/30/2018
	150,000	—		0.79	1/11/2019
	100	—		1.06	4/22/2019
	40,000	—		2.15	9/30/2019
	100,000	—		3.00	8/31/2020
	550,000	—		2.70	4/18/2021
	100,000	—		2.08	8/31/2021
	380,000	—		3.75	2/28/2022
	365,625	24,375	(3)	3.66	2/28/2023
	223,437	101,563	(4)	6.28	3/2/2024
	218,750	281,250	(5)	4.46	3/1/2025
	59,062	255,938	(6)	5.06	2/28/2026
Kevin D. Green	25,000	—		10.15	1/2/2016	18,000	(2)	78,300
	7,500	—		8.73	9/30/2017
	23,000	—		0.79	1/11/2019
	50,000	—		1.05	4/30/2019
	25,000	—		2.15	9/30/2019
	50,000	—		3.00	8/31/2020
	50	—		2.48	1/2/2021
	80,000	—		2.08	8/31/2021
	95,000	—		3.75	2/28/2022
	93,750	6,250	(3)	3.66	2/28/2023
	85,937	39,063	(4)	6.28	3/2/2024
	65,625	84,375	(5)	4.46	3/1/2025
	16,875	73,125	(6)	5.06	2/28/2026
Laurence M. Corash	30,000	—		8.73	9/30/2017	18,000	(2)	78,300
	35,000	—		4.19	9/30/2018
	16,250	—		2.08	8/31/2021
	130,000	—		3.75	2/28/2022
	109,375	10,625	(3)	3.66	2/28/2023
	92,812	42,188	(4)	6.28	3/2/2024
	67,812	87,188	(5)	4.46	3/1/2025
	—	50,000	(7)	5.13	2/31/2025
	16,875	73,125	(6)	5.06	2/28/2026
Richard Benjamin	123,958	226,042	(8)	4.72	8/31/2025	9,000	(2)	39,150
	8,437	36,563	(6)	5.06	2/28/2026
Vivek Jayaraman	—	250,000	(9)	6.36	8/31/2026	75,000	(10)	326,250

(1)	The market values of the RSU awards that have not vested are calculated by multiplying the number of shares underlying the RSU awards shown in the table by $4.35, the closing price of our common stock on December 30, 2016.
(2)	The shares subject to this RSU award vest in three equal annual installments commencing on March 10, 2017.
(3)	The shares subject to this stock option award vested as to 12.5% of the shares on September 1, 2013, and vest as to the remainder of the shares in 42 equal monthly installments thereafter.
(4)	The shares subject to this stock option award vested as to 12.5% of the shares on September 1, 2014, and vest as to the remainder of the shares in 42 equal monthly installments thereafter.
(5)	The shares subject to this stock option award vested as to 12.5% of the shares on September 1, 2015, and vest as to the remainder of the shares in 42 equal monthly installments thereafter.
(6)	The shares subject to this stock option award vested as to 12.5% of the shares on September 1, 2016, and vest as to the remainder of the shares in 42 equal monthly installments thereafter.
(7)	The shares subject to this stock option award vest as to 50% of the shares on June 1, 2017, and vest as to the remainder of the shares in 24 equal monthly installments thereafter.
(8)	The shares subject to this stock option award vest as to 12.5% of the shares on January 13, 2016, and vest as to the remainder of the shares in 42 equal monthly installments thereafter.
(9)	The shares subject to this stock option award vest as to 12.5% of the shares on March 1, 2017, and vest as to the remainder of the shares in 42 equal monthly installments thereafter.
(10)	The shares subject to this RSU award vest in four equal annual installments commencing on August 29, 2017.

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be

Held on June 7, 2017, at 2550 Stanwell Drive, Concord, California 94520:

This Amendment No. 1 to the proxy statement, the proxy statement and annual report to stockholders are available at

www.proxyvote.com